EXHIBIT 99.1

UFP Technologies Announces Record Q1 2023 Results

NEWBURYPORT, Mass., May 02, 2023 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), a designer and custom manufacturer of comprehensive solutions primarily for the medical market, today reported net income of $9.7 million or $1.27 per diluted common share outstanding for its first quarter ended March 31, 2023, compared to net income of $4.9 million or $0.64 per diluted common share outstanding for the first quarter of 2022. Net Sales for the first quarter were $97.8 million compared to 2022 first quarter sales of $71.2 million.

“I am extremely pleased with our Q1 results, as sales grew 37.2% and EPS nearly doubled,” said R. Jeffrey Bailly, Chairman & CEO. “Our MedTech business once again led the way. It grew 59.5% in Q1, driven by 112% growth in robotic surgery. With our powerful combination of precision molded components, great supply chain partners, and highly efficient low-cost manufacturing in the Dominican Republic, we are increasing our customer value and market share in this fast-growing segment. Other markets, including interventional and surgical, orthopedic, and infection prevention, are also growing rapidly as elective procedures continue to rebound.”

“The improvement in our bottom-line results, driven by a 530-basis-point increase in gross margins to 29.4% from 24.1% in Q1 2022, was even more substantial,” Bailly said. “Many key challenges of 2022, including the limited availability and high cost of raw materials and direct labor, and the integration of three acquisitions and a greenfield plant start-up, have become less pressing. We are also benefitting from improved operating efficiency and price adjustments that followed our raw material and labor cost increases. All of these factors are helping us to realize higher margins.”

“It is also important to note we achieved these results after absorbing a $2.85 million charge for increased contingent consideration related to our DAS acquisition,” Bailly said. “This reflects the growing likelihood their outstanding performance will earn them their final contingent payments. Absent that charge, operating income increased 147%. Looking ahead, I believe our recent investments will continue to bring additional synergies and increase the value we can deliver to customers. This, combined with our strong balance sheet and exciting pipeline of new internal and external growth opportunities, positions us well to continue growing our business and leaves us very bullish about our future.”

Financial Highlights:

  Sales for the first quarter increased 37.2% to $97.8 million, from $71.2 million in the first quarter of 2022. First quarter sales to the medical market increased 59.5% to $83.8 million from $52.6 million in the first quarter of 2022. First quarter sales to all other markets declined 25.4% to $13.9 million from $18.7 million in the first quarter of 2022 primarily due to the Company’s disposition of its molded fiber business in July, 2022.
  Gross profit as a percentage of sales (“gross margin”) increased to 29.4% for the first quarter, from 24.1% in the first quarter of 2022.
  Selling, general and administrative expenses (“SG&A”) for the first quarter increased 29.9% to $13.0 million compared to $10.0 million in the first quarter of 2022. As a percentage of sales, SG&A decreased 0.7% to 13.3% in the first quarter of 2023 compared to 14.0% in the first quarter of 2022.
  Operating income for the first quarter increased 101.9% to $12.8 million, from $6.4 million in the first quarter of 2022. Adjusted operating income for the first quarter increased 120.3% to $15.7 million from $7.1 million in the first quarter of 2022. See the reconciliation provided in Table 1. Adjusted Operating Income is a financial measure not presented in accordance with generally accepted accounting principles ("GAAP") (a "Non-GAAP Financial Measure"). Please see "Non-GAAP Financial Information" at the end of this news release.
  Net income increased 100.5% to $9.7 million in the first quarter of 2023, from $4.9 million in the first quarter of 2022.
  Earnings per share increased 98.4% to $1.27 per diluted share outstanding in the first quarter of 2023, from $0.64 in the first quarter of 2022.
  EBITDA for the first quarter of 2023 increased 64.8% to $15.5 million from $9.4 million in the first quarter of 2022. Adjusted EBITDA increased 78.7% to $19.5 million from $10.9 million in the first quarter of 2022. See the reconciliation provided in Table 2. EBITDA and adjusted EBITDA are Non-GAAP Financial Measures. Please see "Non-GAAP Financial Information" at the end of this news release.

About UFP Technologies, Inc.

UFP Technologies is a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products. UFP is an important link in the medical device supply chain and a valued outsource partner to many of the top medical device manufacturers in the world. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Contact: Ron Lataille
978-234-0926, rlataille@ufpt.com

Consolidated Condensed Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March, 31
	2023		2022
Net sales	$97,753		$71,242
Cost of sales	69,052		54,108
Gross profit	28,701		17,134
Selling, general and administrative expenses	13,006		10,011
Acquisition Costs	-		775
Change in fair value of contingent consideration	2,853		-
Loss (gain) on disposal of fixed assets	1		(12)
Operating income	12,841	-	6,360
Interest expense, net	869		327
Other expense (income)	77		(52)
Income before income tax expense	11,895		6,085
Income tax expense	2,156		1,227
Net income	$9,739		$4,858

Net income per share outstanding	$1.28		$0.64
Net income per diluted share outstanding	$1.27		$0.64

Weighted average shares outstanding	7,592		7,544
Weighted average diluted shares outstanding	7,681		7,630

Consolidated Condensed Balance Sheets

(in thousands)
(unaudited)

	March 31,	December 31,
	2023	2022
Assets:
Cash and cash equivalents	$6,503	$4,451
Receivables, net	60,142	55,117
Inventories	56,649	53,536
Other current assets	3,622	3,242
Net property, plant, and equipment	59,027	58,072
Goodwill	113,159	113,028
Intangible assets, net	67,346	68,361
Other assets	24,334	22,385
Total assets	$390,782	$378,192
Liabilities and equity:
Accounts payable	$20,454	$19,961
Current installments, net of long-term debt	4,000	4,000
Other current liabilities	27,738	32,000
Long-term debt, excluding current installments	56,000	51,000
Other liabilities	36,106	33,686
Total liabilities	144,298	140,647
Total equity	246,484	237,545
Total liabilities and stockholders' equity	$390,782	$378,192

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such statements include, but are not limited to, statements about the Company’s future financial or operating performance;  the continuing operation of the Company’s locations, the maintenance of its facilities and the sufficiency of the Company’s supply chain, inventory, liquidity and capital resources, including increased costs in connection with such efforts; statements about the Company’s acquisition strategies and opportunities and the Company’s growth potential and strategies for growth; statements about the integration and performance of recent acquisitions; statements about the Company’s ability to realize the benefits expected from our recently completed acquisitions, including any related synergies; expectations regarding customer demand; and any indication that the Company may be able to sustain or increase its sales, earnings or earnings per share, or its sales, earnings or earnings per share growth rates.  Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company's general ability to execute its business plans; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services due to inflation, the war in Ukraine, or otherwise; risks relating to the Company’s ability to achieve anticipated benefits of acquisitions and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Information,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release.

Non-GAAP Financial Information

This news release includes non-generally accepted accounting principles (“GAAP”) performance measures. Management considers Adjusted Operating Income, EBITDA and Adjusted EBITDA, non-GAAP measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.

Table 1: Adjusted Operating Income Reconciliation
(in thousands)

	Three Months Ended
	March 31,
	2023	2022
Operating income (GAAP)	$12,841	$6,360
Adjustments:
Acquisition Costs	-	775
Change in fair value of contingent consideration	2,853	-
Loss (gain) on disposal of fixed assets	1	(12)
Adjusted operating income (Non-GAAP)	$15,695	$7,123

Table 2: EBITDA Reconciliation
(in thousands)

	Three Months Ended
	March 31,
	2023	2022
Net income (GAAP)	$9,739	$4,858
Income tax expense	2,156	1,227
Interest expense, net	869	327
Depreciation	1,671	1,987
Amortization of intangible assets	1,106	1,029
EBITDA (Non-GAAP)	$15,541	$9,428
Adjustments:
Share based compensation	1,056	692
Acquisition Costs	-	775
Change in fair value of contingent consideration	2,853	-
Loss (gain) on disposal of fixed assets	1	(12)
Adjusted EBITDA (Non-GAAP)	$19,451	$10,883